**POWER OF ATTORNEY**
**FOR EXECUTING FORMS 3, 4 AND 5**

October 9, 2026

KNOW ALL BY THESE PRESENTS, that the undersigned, Sarah Tintera Grose, hereby constitutes and appoints each of Chris Lacy, Kristina McQuaid, and Sara Tate, signing singly, as his or her true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3. take any other action of any type whatsoever in connection with the foregoing, including the execution of a Form ID, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, in his or her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned hereby gives full power and authority to each attorney-in-fact to act as an account administrator on the EDGAR account of the undersigned and to manage the EDGAR account of the undersigned.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

*(Signature Page Follows)*

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of October, 2026.

Sarah Tintera Grose

Sarah Tintera Grose

STATE OF OKLAHOMA )
) ss
COUNTY OF OKLAHOMA )

On the 9th day of October, 2026, before me, the undersigned, a Notary Public in and for said State, personally appeared Sarah Tintera Grose, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Seal MAGGIE FOSTER NOTARY # 25008174 EXP. 07/10/29 PUBLIC STATE OF OKLAHOMA

M. Foster

Notary Signature